Exhibit 22(j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the references to our firm under the heading "Auditors" in the Statement of Additional Information included in this Post-Effective Amendment No. 50 to The Flex-funds (SEC File No. 811-3462) Registration Statement on Form N-1A .

Cohen McCurdy, Ltd.
Westlake, Ohio
December 8, 2004